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                                                                    EXHIBIT 10.6

                                  51JOB, INC.

                       CODE OF BUSINESS CONDUCT AND ETHICS



     I.   INTRODUCTION

     This Code of Business Conduct and Ethics helps ensure compliance with legal requirements and our standards of business conduct. All directors, officers and other employees (collectively, the "Covered Persons") are expected to read and understand this Code of Business Conduct and Ethics, uphold these standards in day-to-day activities and comply with all applicable policies and procedures.

     Because the principles described in this Code of Business Conduct and Ethics are nonexhaustive and general in nature, you should also review all applicable Company policies and procedures for more specific instruction.

     Nothing in this Code of Business Conduct and Ethics, in any Company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

     We are committed to continuously reviewing and updating our policies and procedures. Therefore, this Code of Business Conduct and Ethics is subject to modification. This Code of Business Conduct and Ethics supersedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations to the extent they are inconsistent.

     Please sign the acknowledgment form at the end of this Code of Business Conduct and Ethics and return the form to the Chief Compliance Officer indicating that you have received, read, understand and agree to comply with the Code of Business Conduct and Ethics. The signed acknowledgment form will be located in your personnel file.

     II.  YOUR RESPONSIBILITIES TO THE COMPANY AND ITS STOCKHOLDERS

          A.   GENERAL STANDARDS OF CONDUCT

     The Company expects all Covered Persons to exercise good judgment to ensure the safety and welfare of the Company and the Covered Persons and to maintain a cooperative, efficient, positive, harmonious and productive work environment and business organization. These standards apply while working on our premises, at offsite locations where our business is being conducted, at Company-sponsored business and social events, or at any other place where you are a representative of the Company. Covered Persons who engage in misconduct or whose performance is unsatisfactory may be subject to corrective action, up to and including termination. You should review our employment handbook for more detailed information.



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          B.   APPLICABLE LAWS

     All Covered Persons must comply with all applicable laws, regulations, rules and regulatory orders of any relevant jurisdiction. Company employees located outside of the United States must comply with laws, regulations, rules and regulatory orders of the United States, including without limitation the Foreign Corrupt Practices Act, in addition to applicable local laws. Each employee, agent and contractor must acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential dangers and to know when to seek advice from the Chief Compliance Officer on specific Company policies and procedures. Violations of laws, regulations, rules and orders may subject the employee, agent or contractor to individual criminal or civil liability, as well as to discipline by the Company. Such individual violations may also subject the Company to civil or criminal liability or the loss of business.

          C.   CONFLICTS OF INTEREST

     Each of us has a responsibility to the Company, our stockholders and each other. Although this duty does not prevent us from engaging in personal transactions and investments, it does demand that we avoid situations where a conflict of interest might occur or appear to occur. The Company is subject to scrutiny from many different individuals and organizations. We should always strive to avoid even the appearance of impropriety.

     What constitutes a conflict of interest? A conflict of interest exists where the interests or benefits of one person or entity conflict with the interests or benefits of the Company. Examples include:

          (i) EMPLOYMENT/OUTSIDE EMPLOYMENT. In consideration of your employment with the Company, you are expected to devote your full attention to the business interests of the Company. Subject to the terms of your employment contract with the Company and except where applicable laws, rules or regulations otherwise provide, you are prohibited from engaging in any activity that interferes with your performance or responsibilities to the Company or is otherwise in conflict with or prejudicial to the Company. Our policies prohibit any employee from accepting simultaneous employment with a Company supplier, customer, developer or competitor, or from taking part in any activity that enhances or supports a competitor's position. Additionally, you must disclose to the Company any interest that you have that may conflict with the business of the Company. If you have any questions on this requirement, you should contact your supervisor or the Chief Compliance Officer.

          (ii) OUTSIDE DIRECTORSHIPS. It is a conflict of interest to serve as a director of any company that competes with the Company. Although you may serve as a director of a Company supplier, customer, developer, or other business partner, our policy requires that you first obtain approval from the Chief Compliance Officer and the Nominating and Corporate Governance Committee before accepting a directorship. Any compensation you receive should be commensurate to your responsibilities. Such approval may be conditioned upon the completion of specified actions.


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          (iii) BUSINESS INTERESTS. If you are considering investing in a
Company customer, supplier, developer or competitor, you must first take great care to ensure that these investments do not compromise your responsibilities to the Company. Many factors should be considered in determining whether a conflict exists, including the size and nature of the investment; your ability to influence the Company's or the other company's decisions; your access to confidential information of the Company or of the other company; and the nature of the relationship between the Company and the other company.

          (iv) RELATED PARTIES. As a general rule, you should avoid conducting Company business with related parties, that is, with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships, and in-laws. Significant others include persons living in a spousal (including same sex) or familial fashion with an employee. Related parties also include organizations and entities with which the Company's executive officers or directors have a material relationship or affiliation ("Affiliates"). Because the possibility that a conflict of interest may exist is greatest when executive officers or directors or their Affiliates are involved in a business transaction with the Company, the Company generally discourages the conduct of the Company's business with such parties.

     If such a related party transaction is unavoidable, you must fully disclose the nature of the related party transaction to the Company's Chief Compliance Officer. If determined to be material to the Company by the Chief Compliance Officer, the Chief Compliance Officer and the Nominating and Corporate Governance Committee must review and approve in writing in advance such related party transactions. The most significant related party transactions, particularly those involving the Company's executive officers or directors or their Affiliates, must be reviewed and approved in writing in advance by the Chief Compliance Officer and the Nominating and Corporate Governance Committee. The Company must report all such material related party transactions under applicable accounting rules, Federal securities laws, SEC rules and regulations, and securities market rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to such dealings.

     The Company also discourages the employment of relatives and significant others in positions or assignments within the same department and prohibits the employment of such individuals in positions that have a financial dependence or influence (e.g., an auditing or control relationship, or a supervisor/subordinate relationship). The purpose of this policy is to prevent the organizational impairment and conflicts that are a likely outcome of the employment of relatives or significant others, especially in a supervisor/subordinate relationship. If a question arises about whether a relationship is covered by this policy, the Chief Compliance Officer is responsible for determining whether an applicant's or transferee's acknowledged relationship is covered by this policy. The Chief Compliance Officer shall advise all affected applicants and transferees of this policy. Willful withholding of information regarding a prohibited relationship/reporting arrangement may be subject to corrective action, up to and including termination. If a prohibited relationship exists or develops between two employees, the employee in the senior position must bring this to the attention of his/her supervisor. The Company retains the prerogative to separate the individuals at the earliest possible time, either by reassignment or by termination, if necessary.


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          (v) OTHER SITUATIONS. Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. If a proposed transaction or situation raises any questions or doubts in your mind you should consult the Chief Compliance Officer.

          D.   CORPORATE OPPORTUNITIES

     Officers, directors and employees owe a duty to the Company to advance the Company's legitimate interests to the best of their abilities. Covered Persons may not exploit for their own personal gain opportunities that are discovered through the use of corporate property, information or position or which arise as a result of his or her position within the Company unless the opportunity is disclosed fully in writing to the Company's Board of Directors and the Board of Directors declines to pursue such opportunity.

          E. OBLIGATIONS UNDER SECURITIES LAWS - "INSIDER" TRADING AND OTHER MARKET MISCONDUCT

     Obligations under the U.S. securities laws on insider trading apply to everyone. In the normal course of business, the Covered Persons may come into possession of significant, sensitive information. This information is the property of the Company -- you have been entrusted with it. You may not profit from it by buying or selling securities yourself, or passing on the information to others to enable them to profit or for them to profit on your behalf. The purpose of this policy is both to inform you of your legal responsibilities and to make clear to you that the misuse of sensitive information is contrary to Company policy and U.S. securities laws.

     Under U.S. securities laws, insider trading is a crime, penalized by fines of up to US$5,000,000 and 20 years in jail for individuals. In addition, the SEC may seek the imposition of a civil penalty of up to three times the profits made or losses avoided from the trading. Insider traders must also disgorge any profits made, and are often subjected to an injunction against future violations. Finally, insider traders may be subjected to civil liability in private lawsuits.

     Employers and other controlling persons (including supervisory personnel) are also at risk under U.S. securities laws. Controlling persons may, among other things, face penalties of the greater of US$5,000,000 or three times the profits made or losses avoided by the trader if they recklessly fail to take preventive steps to control insider trading.

     Thus, it is important both to you and the Company that insider-trading violations not occur. You should be aware that stock market surveillance techniques are becoming increasingly sophisticated, and the chance that U.S. federal or other regulatory authorities will detect and prosecute even small-level trading is significant. Insider trading rules are strictly enforced, even in instances when the financial transactions seem small. You should contact the Chief Compliance Officer if you are unsure as to whether or not you are free to trade.

     The Company has imposed a trading blackout period on members of the Board of Directors, executive officers and certain designated employees who, as a consequence of their position with the Company, are more likely to be exposed to material nonpublic information about the Company. These directors, executive officers and employees generally may not trade in Company securities during the blackout period.


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          F.   PROHIBITION AGAINST SHORT SELLING OF COMPANY STOCK

     No Covered Person, directly or indirectly, sell any equity security, including derivatives, of the Company if he or she (1) does not own the security sold, or (2) if he or she owns the security, does not deliver it against such sale (a "short sale against the box") within twenty days thereafter, or does not within five days after such sale deposit it in the mails or other usual channels of transportation. No Covered Person may engage in short sales. A short sale, as defined in this policy, means any transaction whereby one may benefit from a decline in the Company's stock price. While employees who are not executive officers or directors are not prohibited by law from engaging in short sales of Company's securities, the Company has adopted a policy that employees may not do so.

          G.   USE OF COMPANY'S ASSETS

          (i) GENERAL. Protecting the Company's assets is a key fiduciary responsibility of every employee, agent and contractor. Care should be taken to ensure that assets are not misappropriated, loaned to others, or sold or donated, without appropriate authorization. All Covered Persons are responsible for the proper use of Company assets, and must safeguard such assets against loss, damage, misuse or theft. Covered Persons who violate any aspect of this policy or who demonstrate poor judgment in the manner in which they use any Company asset may be subject to disciplinary action, up to and including termination of employment or business relationship at the Company's sole discretion. Company equipment and assets are to be used for Company business purposes only. Covered Persons may not use Company assets for personal use, nor may they allow any other person to use Company assets. Employees who have any questions regarding this policy should bring them to the attention of the Chief Compliance Officer.

          (ii) PHYSICAL ACCESS CONTROL. The Company has and will continue to develop procedures covering physical access control to ensure privacy of communications, maintenance of the security of the Company communication equipment, and safeguard Company assets from theft, misuse and destruction. You are personally responsible for complying with the level of access control that has been implemented in the facility where you work on a permanent or temporary basis. You must not defeat or cause to be defeated the purpose for which the access control was implemented.

          (iii) COMPANY FUNDS. Every Company employee is personally responsible for all Company funds over which he or she exercises control. Company agents and contractors should not be allowed to exercise control over Company funds. Company funds must be used only for Company business purposes. Every Company employee, agent and contractor must take reasonable steps to ensure that the Company receives good value for Company funds spent, and must maintain accurate and timely records of each and every expenditure. Expense reports must be accurate and submitted in a timely manner. Covered Persons must not use Company funds for any personal purpose.

          (iv) COMPUTERS AND OTHER EQUIPMENT. The Company strives to furnish employees with the equipment necessary to efficiently and effectively do their jobs. You must care for that equipment and use it responsibly only for Company business purposes. If you use

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Company equipment at your home or off site, take precautions to protect it from theft or damage, just as if it were your own. If the Company no longer employs you, you must immediately return all Company equipment. While computers and other electronic devices are made accessible to employees to assist them to perform their jobs and to promote Company's interests, all such computers and electronic devices, whether used entirely or partially on the Company's premises or with the aid of the Company's equipment or resources, must remain fully accessible to the Company and, to the maximum extent permitted by law, will remain the sole and exclusive property of the Company.

          Covered Persons should not maintain any expectation of privacy with respect to information transmitted over, received by, or stored in any electronic communications device owned, leased, or operated in whole or in part by or on behalf of the Company. To the extent permitted by applicable law, the Company retains the right to gain access to any information received by, transmitted by, or stored in any such electronic communications device, by and through its employees, agents, contractors, or representatives, at any time, either with or without an employee's or third party's knowledge, consent or approval.

          (v) SOFTWARE. All software used by employees to conduct Company business must be appropriately licensed. Never make or use illegal or unauthorized copies of any software, whether in the office, at home, or on the road, since doing so may constitute copyright infringement and may expose you and the Company to potential civil and criminal liability. In addition, use of illegal or unauthorized copies of software may subject the employee to disciplinary action, up to and including termination. The Company's IT staff will inspect Company computers periodically to verify that only approved and licensed software has been installed. Any non-licensed/supported software will be removed.

          (vi) ELECTRONIC USAGE. The purpose of this policy is to make certain that employees utilize electronic communication devices in a legal, ethical, and appropriate manner. This policy addresses the Company's responsibilities and concerns regarding the fair and proper use of all electronic communications devices within the organization, including computers, e-mail, connections to the Internet, intranet and extranet and any other public or private networks, voice mail, video conferencing, facsimiles, and telephones. Posting or discussing information concerning the Company's products or business on the Internet without the prior written consent of the Chief Compliance Officer is prohibited. Any other form of electronic communication used by employees currently or in the future is also intended to be encompassed under this policy. It is not possible to identify every standard and rule applicable to the use of electronic communications devices. Employees are therefore encouraged to use sound judgment whenever using any feature of our communications systems.

          H.   FAIR AND TIMELY DISCLOSURE IN PUBLIC REPORTING AND COMMUNICATIONS

     The Company's principal executive officer, principal financial officer, principal accounting officer or controller, and any other officer involved in the preparation of the Company's financial statements, public reports or communications (collectively, the "Senior Financial Officers"), are responsible for ensuring that such financial statements, public reports or communications contain disclosure that is full, fair, accurate, timely and understandable. In that



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regard, the Senior Financial Officers are responsible for establishing and maintaining effective disclosure controls and procedures and internal controls and procedures for financial reporting.

          I.   MAINTAINING AND MANAGING RECORDS

     The purpose of this policy is to set forth and convey the Company's business and legal requirements in managing records, including all recorded information regardless of medium or characteristics. Records include paper documents, CDs, computer hard disks, email, floppy disks, microfiche, microfilm or all other media. The Company is required by local, state, federal, foreign and other applicable laws, rules and regulations to retain certain records and to follow specific guidelines in managing its records. Civil and criminal penalties for failure to comply with such guidelines can be severe for the Covered Person, and failure to comply with such guidelines may subject the Covered Person to disciplinary action, up to and including termination of employment or business relationship at the Company's sole discretion.

          J.   PAYMENT PRACTICES

          (i) ACCOUNTING PRACTICES. The Company's responsibilities to its stockholders and the investing public require that all transactions be fully and accurately recorded in the Company's books and records in compliance with all applicable laws. False or misleading entries, unrecorded funds or assets, or payments without appropriate supporting documentation and approval are strictly prohibited and violate Company policy and the law. Additionally, all documentation supporting a transaction should fully and accurately describe the nature of the transaction and be processed in a timely fashion.

          (ii) POLITICAL CONTRIBUTIONS. The Company reserves the right to communicate its position on important issues to elected representatives and other government officials. It is the Company's policy to comply fully with all applicable laws, rules and regulations regarding political contributions. The Company's funds or assets must not be used for, or be contributed to, political campaigns or political practices under any circumstances without the prior written approval of the Company's Chief Compliance Officer and, if required, the Board of Directors.

          (iii) PROHIBITION OF INDUCEMENTS. Under no circumstances may any Covered Person offer to pay, make payment, promise to pay, or issue authorization to pay any money, gift, or anything of value to customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to improperly influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy should be directed to the Chief Compliance Officer.

          K.   FOREIGN CORRUPT PRACTICES ACT

     The Company requires full compliance with the U.S. Foreign Corrupt Practices Act ("FCPA") by all Covered Persons.


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     The anti-bribery and corrupt payment provisions of the FCPA make illegal any corrupt offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value to any foreign official, or any foreign political party, candidate or official, for the purpose of: influencing any act or failure to act, in the official capacity of that foreign official or party; or inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone.

     Therefore, all Covered Persons whether located in the United States or abroad, are responsible for FCPA compliance and the procedures to ensure FCPA compliance. All managers and supervisory personnel are expected to monitor continued compliance with the FCPA to ensure compliance with the highest moral, ethical and professional standards of the Company. FCPA compliance includes the Company's policy on Maintaining and Managing Records in Section III.I of this Code of Business Conduct and Ethics.

     Laws in most countries outside of the United States also prohibit or restrict government officials or employees of government agencies from receiving payments, entertainment, or gifts for the purpose of winning or keeping business. No contract or agreement may be made with any business in which a government official or employee holds a significant interest, without the prior approval of the Chief Compliance Officer.

          IV.  RESPONSIBILITIES TO OUR CUSTOMERS

               A.   CUSTOMER RELATIONSHIPS

     If your job puts you in contact with any Company customers or potential customers, it is critical for you to remember that you represent the Company to the people with whom you are dealing. Act in a manner that creates value for our customers and helps to build a relationship based upon trust. The Company and its employees have provided products and services for many years and have built up significant goodwill over that time. This goodwill is one of our most important assets, and the Covered Persons must act to preserve and enhance our reputation.

               B.   PAYMENTS OR GIFTS FROM OTHERS

     Under no circumstances may Covered Persons accept any offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value from customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy are to be directed to the Chief Compliance Officer.

     Gifts given by the Company to suppliers or customers or received from suppliers or customers should always be appropriate to the circumstances and should never be of a kind that could create an appearance of impropriety. The nature and cost must always be accurately recorded in the Company's books and records.


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               C.   GOVERNMENT RELATIONS

     It is the Company's policy to comply fully with all applicable laws and regulations governing contact and dealings with government employees and public officials, and to adhere to high ethical, moral and legal standards of business conduct. This policy includes strict compliance with all local, state, federal, foreign and other applicable laws, rules and regulations. If you have any questions concerning government relations you should contact the Chief Compliance Officer.

          V.   REPORTING AND ACCOUNTABILITY

          Ethical business conduct is critical to our business. As a Covered Person, your responsibility is to respect and adhere to these practices. Many of these practices reflect legal or regulatory requirements. Violations of these laws and regulations can create significant liability for you, the Company, its directors, officers, and other employees.

          As a Covered Person, you must:

     - annually affirm to the Board of Directors that you have complied with the requirements of this Code of Business Conduct and Ethics;

     - not retaliate against any employee or Covered Person or their affiliated persons for reports of potential violations that are made in good faith;

     - notify the Chief Compliance Officer of the Company promptly if you know of any violation of this Code of Business Conduct and Ethics. Failure to do so is itself a violation of this Code of Business Conduct and Ethics; and

     - report at least annually any change in your affiliations from the prior year.

          The Chief Compliance Officer is responsible for applying this Code of Business Conduct and Ethics to specific situations in which questions are presented under it and has the authority to interpret this Code of Business Conduct and Ethics in any particular situation. However, notwithstanding the foregoing, the Board of Directors is responsible for granting waivers and determining sanctions, as appropriate, and any approvals, interpretations or waivers sought by the Company's principal executive officers or directors will be considered by the Board of Directors as provided below.

          The Company will follow these procedures in investigating and enforcing this Code of Business Conduct and Ethics:

     - the Chief Compliance Officer will take any action he considers appropriate to investigate any actual or potential violations reported to him;

     - if, after such investigation, the Chief Compliance Officer believes that no violation has occurred, the Chief Compliance Officer shall meet with the person reporting the violation for the purposes of informing such person of the reason for not taking action;

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     -    any matter that the Chief Compliance Officer believes is a violation will be reported to the Board of Directors;

     - if the Board of Directors concurs that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; a recommendation to dismiss the Covered Person; or dismissal of the Covered Person as an officer of the Company;

     - the Board of Directors will be responsible for granting waivers, as appropriate; and

     - any changes to or waivers of this Code of Business Conduct and Ethics will, to the extent required, be disclosed as provided by SEC rules.

          The Board of Directors, in determining whether waivers should be granted and whether violations have occurred, and the Chief Compliance Officer, in rendering decisions and interpretations and in conducting investigations of potential violations under this Code of Business Conduct and Ethics, may, at their discretion, consult with such other persons as they may determine to be appropriate, including, but not limited to, adviser or its subadviser of the Company, counsel to the Company, independent auditors or other consultants, subject to any requirement to seek pre-approval from the Company's Audit Committee for the retention of independent auditors to perform permissible non-audit services.

          VI.  DISCLOSURE OF WAIVERS

          Any waiver of any provision of this Code of Business Conduct and Ethics for a member of the Company's Board of Directors or an executive officer must be approved in writing by the Company's Board of Directors and any such waiver, including the reasons for such waiver, must be promptly disclosed publicly to stockholders, as required by law. Any waiver of any provision of this Code of Business Conduct and Ethics with respect to any other employee, agent or contractor must be approved in writing by the Chief Compliance Officer.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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          VII. ACKNOWLEDGMENT OF RECEIPT OF CODE OF BUSINESS CONDUCT AND ETHICS

          I have received and read the Company's Code of Business Conduct and Ethics. I understand the standards and policies contained in the Company's Code of Business Conduct and Ethics and understand that there maybe additional policies or laws specific to my job. I further agree to comply with the Company's Code of Business Conduct and Ethics.

          If I have questions concerning the meaning or application of the Company's Code of Business Conduct and Ethics, any Company policies, or the legal and regulatory requirements applicable to my job, I know I should consult my manager or the Chief Compliance Officer, knowing that my questions or reports to these sources will be maintained in confidence.


--------------------------------------
Employee Name


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Signature


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Date



Please sign and return this form to the Chief Compliance Officer







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